Exhibit 99.1

RESIGNATION OF DIRECTOR

TO: Helius Medical Technologies, Inc.

(the “Company”)

I hereby resign as a director of the Company. I confirm that there is no compensation or other indebtedness owing to me, and that I have no claims against the Company.

DATED: January 30, 2017

/s/Savio Chiu

Savio Chiu